                                  AMENDMENT TO
                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated October 12, 1999, by and among AIM Variable Insurance Funds, (formerly AIM Variable Insurance Funds, Inc.) a Delaware trust, A I M Distributors, Inc., General American Life Insurance Company, a Missouri life insurance company and Cova Life Sales Company, collectively (the "Parties") is hereby amended as follows. All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as described in the Agreement.

     WHEREAS, the Parties desire to amend Schedule A of the Agreement to add variable funds and/or contracts.

     NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

       FUNDS AVAILABLE UNDER            SEPARATE ACCOUNTS UTILIZING                 POLICIES/CONTRACTS
           THE POLICIES                   SOME OR ALL OF THE FUNDS            FUNDED BY THE SEPARATE ACCOUNTS
       ---------------------            ---------------------------           -------------------------------
AIM V.I. Capital Appreciation Fund   General American Separate Account   -    GT Global Allocator, Form No. 10079
AIM V.I. Diversified Income Fund     Twenty Eight
AIM V.I. Core Equity Fund                                                -    General American Flexible Premium
AIM V.I. Government Income Fund      General American Separate Account        Variable Life Insurance, Form No.
AIM V.I. International Growth Fund   Twenty Nine                              100041
AIM V.I. Money Market Fund
AIM V.I. New Technology Fund         General American Separate Account
                                     Seven

                                     General American Separate Account
                                     Thirty Three

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: September September 2, 2002

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Nancy L.Martin              By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
Name: Nancy L. Martin                   Name: Robert H. Graham
Title: Assistant Secretary              Title: President

(SEAL)


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ Nancy L.Martin              By: /s/ Michael J. Cemo
        -----------------------------       ------------------------------------
Name: Nancy L. Martin                   Name: Michael J. Cemo
Title: Assistant Secretary              Title: President

(SEAL)


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

                                        GENERAL AMERICAN LIFE INSURANCE COMPANY


Attest: /s/ Susan D. Hoffman            By: /s/ Bruce L. Williams
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

(SEAL)


                                        COVA LIFE SALES COMPANY


Attest: /s/ Mary Joan Hesh              By: /s/ James W. Koeger
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

(SEAL)


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